STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of August 23, 2022 (the “Effective Date”), is made and entered into by and among CLAYTON PATTERSON, an individual and affiliate of the Purchaser (“Seller”) and UNITED CAPITAL CONSULTANTS INC., a Delaware corporation (the “Purchaser”).

RECITALS

WHEREAS, HD Commerce, Co. Ltd., a company organized under the laws of Thailand (the “HD Commerce”), is engaged mainly engaged in the investment and development of renewable energy projects such as photovoltaic power generation, EPC general contracting and asset management.

WHEREAS, Seller is the record holder of Four Thousand Five Hundred (4,500) shares of the HD Commerce, which equals Nine Percent (9%) of the issued and outstanding stock of HD Commerce.

WHEREAS, upon the terms and subject to the conditions set forth herein, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, a total of Four Thousand Five Hundred (4,500) shares of HD Commerce (the “HD Commerce Shares”), constituting a Nine Percent (9%) equity stake in HD Commerce, and, in exchange, the Purchaser shall issue to Seller a total amount of Four Thousand Two Hundred (4,200) restricted shares of the common stock of the Purchaser, which have an aggregate cost basis of $21,000 or $5.00 per share (the “UCC Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

Section 1.1     Purchase and Sales of Shares. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, assign, convey and deliver to the Purchaser a total of Four Thousand Five Hundred (4,500) shares of HD Commerce (the “HD Commerce Shares”), constituting a Nine Percent (9%) equity stake in HD Commerce, and, in exchange, the Purchaser shall issue to Seller a total amount of Four Thousand Two Hundred (4,200) restricted shares of the common stock of the Purchaser, which have an aggregate cost basis of $21,000 or $5.00 per share (the “UCC Shares”). The HD Commerce Shares and the UCC Shares are sometimes collectively referred herein as the “Shares.”

ARTICLE II
CLOSING; PAYMENT; DELIVERIES

Section 2.1     Closing. The consummation of the transactions contemplated with respect to the sale and purchase of the Shares hereunder shall take place on the date hereof, remotely via the exchange of documents and signatures, or at such other time and place as soon as reasonably practicable hereafter as the parties hereto shall mutually agree upon in writing and in compliance with applicable laws.

Section 2.2     Deliveries by the Purchaser.

(a)Deliveries by the Purchaser at the Closing. At the Closing, the Purchaser shall deliver (or cause to be delivered) to the Seller:

i.The UCC Shares by delivery of a copy of the resolutions of the board of directors of the Purchaser evidencing the issuance and allotment of the UCC Shares contemplated to be issued and allotted to the Seller under Section 1.1, certified by a director of the Purchaser.

ii.A copy of the resolutions of the Board of Directors (or equivalent governing body) of the Purchaser authorizing the execution, delivery and performance of this Agreement as well as the transactions contemplated hereunder and a certificate of an officer of the Purchaser dated the date hereof to the effect that such resolutions were duly adopted and are in full force and effect.

iii.Evidence of book entry or formal stock certificate representing the UCC Shares duly endorsed or accompanied by other duly executed instrument in writing shall be provided within ten (10) business days after the Closing date.

Section 2.3     Deliveries by the Seller.

(a)Deliveries by the Seller at the Closing. At the Closing, the Seller shall deliver (or cause to be delivered) to the Purchaser:

i.Stock certificates representing the HD Commerce Shares being purchased at the Closing, duly endorsed or accompanied by other duly executed instruments of transfer.

ii.A copy of HD Commerce’s Shareholder’s List (BOJ.5) indicating the transfer of the HD Commerce Shares by the Seller to the Purchaser, filed and recorded with the Department of Business Development.

Section 2.4     Further Action. Each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

Section 2.5     Capital Gains Tax. The Seller acknowledges and agrees that any capital gains tax in connection with the sale of the HD Commerce Shares contemplated hereunder shall be borne by the Seller alone, and the Seller shall fully indemnify the Purchaser if Purchaser is required to pay or withhold any portion of such capital gains tax by any Tax authority due to this transaction.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser as follows as of the date hereof and as of the date of the Closing:

Section 3.1     Organization.

(a)     HD Commerce is a limited company duly organized, validly existing, and in good standing under the laws of Thailand, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect on HD Commerce. For purpose of this Article III, the term “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement and any other documents or instruments as contemplated hereunder to be executed by the parties hereto (the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the, as applicable, or (iii) a material adverse effect on the ability of HD Commerce, as applicable, to perform in any material respect on a timely basis its respective obligations under any Transaction Document.

Section 3.2     Authorization; Validity of Agreement.

(a)     The Seller has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors or equivalent governing body of HD Commerce (if required under applicable law) and no other corporate proceedings on the part HD Commerce are necessary or desirable to authorize the execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby. This Agreement and Transaction Documents have been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery of this Agreement and the other Transaction Documents by the Purchaser, are legal, valid, binding and enforceable obligations of the Seller, enforceable against the Seller in accordance with their terms, except to the extent such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 3.3     No Violations or Actions; Consents and Approvals.

(a)     Neither the execution and delivery of this Agreement and the other Transaction Documents by the Seller nor the consummation by the Seller of the transactions contemplated hereby will (i) violate any provision of the organizational documents of HD Commerce, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Seller is a party or by which any of their respective assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any of its respective properties or assets; except in the case of clauses (ii) and (iii) for violations, breaches or defaults which would not reasonably be likely to have a Material Adverse Effect on the Seller, taken individually.

(b)     No filing or registration with, notification to, or authorization, consent or approval of, any foreign, federal, state, local, municipal, county or other governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or similar entity (including any branch, department or official thereof) (a “Governmental Entity”) is required in connection with the execution and delivery of this Agreement and the other Transaction Documents by the Seller or the consummation by the Seller of the transactions contemplated hereby and thereby, except for such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made which would not reasonably be likely to have a Material Adverse Effect on the Seller.

(c)     There is no action, suit, inquiry, notice of violation, arbitration, proceeding or investigation pending or, to the knowledge of the Seller, threatened against or affecting the Seller before any Governmental Entity, arbitral forum or any other competent forum (collectively, “Action”), or any outstanding judgment binding on the Seller which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the other Transaction Documents or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect on the Seller.

Section 3.4     Ownership and Possession of HD Commerce Shares. The HD Commerce Shares and the certificates representing the HD Commerce Shares are now, and at all times prior to their transfer to the Purchaser pursuant to Closing, were, owned by the Seller, or by a nominee or custodian for the sole and exclusive benefit of the Seller, free and clear of all Encumbrances whatsoever. Other than this Agreement and the Transaction Documents, there are no agreements or commitments obligating the Seller to sell any HD Commerce Shares, or to issue or sell any securities convertible into the shares of HD Commerce.

Section 3.5     Good Title Conveyed. The stock certificates, stock powers, endorsements, assignments and other instruments being executed and delivered by the Seller to the Purchaser at or after Closing are and will be legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms, and will effectively vest in the Purchaser good, valid and marketable title to all the HD Commerce Shares to be transferred to the Purchaser pursuant to and as contemplated by this Agreement free and clear of all Encumbrances.

Section 3.6     Agreements and Understandings of the Seller Regarding the UCC Shares.

(a)The Seller is entitled to full information about the Purchaser and its principals. Written materials describing the Purchaser and the UCC Shares (the "UCC Investment Documents") have been furnished to the Seller prior to execution of this Agreement and the Seller has been given the time required to read such materials, alone or with the undersigned's advisor(s).

(b)The Seller (or the entity for which the Seller is acting, if any) will not offer or sell all or any part of the UCC Shares until and unless the UCC Shares are registered under the U.S. Securities Act of 1933, as amended and under applicable state laws or unless the undersigned has delivered to the Purchaser an opinion of counsel satisfactory to it that such registration is not required.

(c)No Federal or state agency has made any finding or determination as to the fairness for investment, nor recommendation or endorsement, of the UCC Shares.

(d)The Seller is acquiring the UCC Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. It does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of, the UCC Shares in violation of the Securities Act or other applicable laws.

(e)The Seller has reached the age of majority in the state or country in which the undersigned resides.

(f)If the Seller is not an Accredited Investor (described hereinafter) under Regulation D of the General Rules and Regulations of the Securities and Exchange Commission, the Seller, either alone or with an advisor(s), has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the prospective investment.

(g)It has been called to the Seller's attention that this investment involves a high degree of risk, and no assurances are or have been made regarding the economic advantages, if any, which may inure to the benefit of investors. The economic benefit from an investment in the UCC Shares depends on the ability of the Purchaser to successfully conduct its business activities. The accomplishment of such goals in turn depends on many factors beyond the control of the Purchaser or its management. Accordingly, the suitability for any particular investor of a purchase of the UCC Shares will depend upon, among other things, such investor's investment objectives and such investor's ability to accept speculative risks, including the risk of a total loss of investment in the UCC Shares. The Seller and the Seller's advisor(s), if any, have carefully reviewed and understand the risk of, and other considerations relating to, a purchase of the UCC Shares.

(h)The Seller is able to bear the economic risks of this investment, is able to hold the UCC Shares for an indefinite period of time, and has sufficient net worth to sustain a loss of the entire investment in the Purchaser in the event such loss should occur.

(i)The Purchaser has answered all inquiries that the Seller and the Seller 's advisor(s), if any, have made of it concerning the Purchaser or any other matters relating to the business and proposed operation of the Purchaser and the offer and sale of the UCC Shares. No oral statement, printed material, or inducement which is contrary to the information contained in the UCC Investment Documents has been given or made by or on behalf of the Purchaser to the Seller or the Seller 's advisor(s), if any.

(j)The Seller understands that the certificate evidencing the UCC Shares will bear a legend or other restriction substantially to the following effect:

“THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY ANY INVESTOR TO ANY OTHER PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE LAW OF THE STATE OR JURISDICTION WHERE SOLD, TRANSFERRED OR DISPOSED OF, UNLESS SUCH SALE, TRANSFER OR DISPOSITION SHALL QUALIFY UNDER AN ALLOWED EXEMPTION TO SUCH REGISTRATION.”

Section 3.7      Compliance. None of Seller, Purchaser, its affiliates, or any of its directors, officers, agents, employees or other Persons acting for or on behalf of either party has violated the U.S. Foreign Corrupt Practices Act or any other anti-bribery or anti-corruption laws applicable to each party.

Section 3.8     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the parties.

Section 3.9     No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Seller nor any other Person makes any other express or implied representation or warranty on behalf of the Seller or any of its affiliates.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents and warrants to the Seller as follows as of the date hereof and as of the date of Closing:

Section 4.1       Organization. Purchaser is a company duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect on the Purchaser. The documents provided by the Purchaser to the Seller during the course of the investigation by or on behalf of the Seller into the affairs of the Purchaser is accurate, complete and current. For purpose of this Article IV, the term “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement and the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Purchaser, taken individually and as applicable, or (iii) a material adverse effect on the ability of the Purchaser, as applicable, to perform in any material respect on a timely basis its respective obligations under any Transaction Document.

Section 4.2       Authorization; Validity of Agreement. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors (or equivalent governing body) of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and the other Transaction Documents by Purchaser and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents have been duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery of this Agreement and the Transaction Documents by the Seller, are legal, valid, binding and enforceable obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except to the extent such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 4.3     No Violations or Actions; Consents and Approvals.

(a)     Neither the execution and delivery of this Agreement and the other Transaction Documents by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby and thereby will (i) violate any provision of the organizational documents of Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of them or any of their assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of their properties or assets, except in the case of clauses (ii) and (iii) for violations, breaches or defaults which would not reasonably be likely to have a Material Adverse Effect on the Purchaser.

(b)     No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement or the other Transaction Documents by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby and thereby, except (i) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be likely to have a Material Adverse Effect on the Purchaser, (ii) filings required to complete any transaction contemplated under this Agreement and any other Transaction Document and (iii) the required filings and notifications under applicable securities laws.

(c)     There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the other Transaction Documents or the issuance and sale of the UCC Common Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Purchaser, nor any director or officer of the Purchaser, is the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Purchaser, there is not pending or contemplated, any investigation by the SEC involving Purchaser or any current director or officer of Purchaser.

Section 4.4     Issuance of UCC Shares at the Closing. The UCC Shares being issued at the Closing to the Seller pursuant to this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser, and will be validly issued, fully paid and nonassessable, free and clear of all Encumbrances, except restrictions on transfer imposed by the Securities Act and state securities laws, and the issuance of such shares is not subject to preemptive or subscription rights of any shareholder of the Purchaser.

Section 4.5     Good Title Conveyed. The stock certificates, stock powers, endorsements, assignments and other instruments being executed and delivered by the Purchaser to the Seller at or after Closing are and will be legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, and will effectively vest in the Seller good, valid and marketable title to all the UCC Common Shares to be transferred to the Seller pursuant to and as contemplated by this Agreement free and clear of all Encumbrances.

Section 4.6     Title to Assets. Purchaser has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Purchaser, in each case free and clear of all Encumbrances, except for (i) Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Purchaser, (ii) Encumbrances for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with United States generally accepted accounting principles (“GAAP”) and, the payment of which is neither delinquent nor subject to penalties, and (iii) such exceptions that would not result in any Material Adverse Effect on the Purchaser. Any real property and facilities held under lease by the Purchaser are held by them under valid, subsisting and enforceable leases with which the Purchaser is in compliance.

Section 4.7     Disclosure. Except with respect to the material terms and conditions of the transactions contemplated hereby, Purchaser confirms that neither it nor any other Person acting on its behalf has provided any of the Seller or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise publicly disclosed. The Purchaser understand and confirm that the Seller will rely on the representations made by the Purchaser to the Seller or any of its affiliate or advisor in effecting transactions in securities of the Purchaser. All of the disclosure furnished to the Seller regarding the Purchaser, its respective businesses and the transactions contemplated hereby, at the time of such disclosure being made, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.8     Permits; Compliance. Except for such exceptions which would not reasonably likely to have a Material Adverse Effect on the Purchaser,

(a)      Purchaser has validly and lawfully obtained and is in possession of all Permits; Purchaser is not in conflict with, or in default, breach or violation of any permit, laws or regulations applicable to such company or by which any property or asset of such company is bound or affected; each Permit is in full force and effect; no written notice of any breach, revocation, termination, invalidity, annulment or other limitation, expiry or forfeiture of any Permit, in whole or in part, has been, or to the knowledge of the Purchaser, is likely to be provided to Purchaser; no Permit application has been submitted which awaits determination; and

(b)     none of Purchaser, its affiliates, or any of its directors, officers, agents, employees or other Persons (collectively, the “Purchaser Affiliates”) acting for or on behalf of the Purchaser has violated the U.S. Foreign Corrupt Practices Act or any other anti-bribery or anti-corruption laws applicable to the Purchaser.

Section 4.9     Labor Relations. The Purchaser is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.10     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

Section 4.11     No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither the Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of the Purchaser or any of its affiliates.

ARTICLE V

INDEMNIFICATION

Section 5.1     Survival of Representations and Warranties. The representations and warranties of the Seller and the Purchaser contained in this Agreement shall survive the Closing until the third anniversary of the Closing; provided, however, that the representations and warranties made pursuant to Sections 3 and 4 shall survive indefinitely. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

Section 5.2     Indemnification by the Seller. The Purchaser and their respective affiliates, officers, directors, employees, agents, successors and assigns (each an “Indemnified Party”) shall be indemnified and held harmless by the other parties, as the case may be (the “Indemnifying Party”) for and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) actually suffered or incurred by any Indemnified Party (hereinafter a “Loss”), arising out of or resulting from (a) the breach of any representation or warranty made by the Indemnifying Party (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality” (including the word “material” or “Material Adverse Effect” set forth therein), or (b) the breach of any covenant or agreement by the Indemnifying Party contained in this Agreement. To the extent that the Indemnifying Party’s undertakings set forth in this Section 5.2 may be unenforceable, the Indemnifying Party shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Indemnified Parties.

ARTICLE VI
MISCELLANEOUS

Section 6.1     Public Announcements. The Purchaser and the Seller shall consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby, shall provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

Section 6.2     Non-Disclosure. For a period of two (2) years from Closing, the parties shall treat as confidential and shall not disclose any confidential information pertaining to this Agreement, its terms and negotiation, the transactions contemplated hereby and the business conducted by each party prior to the Closing; provided, however, that nothing in this Section 6.2 will prohibit the disclosure of any such confidential information (a) which is required to be disclosed in connection with any court action or any proceeding before any Governmental Entity, (b) in connection with the enforcement of any of the rights of any party hereto, (c) which is required to be disclosed under the Securities Act or under the rules and regulations of any national securities exchange, or (d) to any party's officers, directors, shareholders, partners, affiliates or representatives.

Section 6.3     Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 6.4     Amendment; Waiver. This Agreement may be amended, modified or supplemented by the parties hereto, at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.5     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile or electronic transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five (5) business days after the day when mailed in the United States by certified or registered mail.

Section 6.6     Certain Definitions. As used in this Agreement:

(a)     The term “affiliate”, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.

(b)     The term “Encumbrances” shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

(c)     The term “Person” or “person” shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

(d)     The term “Subsidiary” or “Subsidiaries”, with respect to any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than fifty percent (50%) of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

Section 6.7     Interpretation. When a reference is made in this Agreement to a section, article, paragraph, clause, annex or exhibit, such reference shall be to a reference to this Agreement unless otherwise clearly indicated to the contrary. The descriptive article and section headings herein are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words “include”,

“includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting either gender shall include both genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

Section 6.8     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

Section 6.9     Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (written and oral), between the parties with respect to the subject matter hereof.

Section 6.10   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 6.11   Specific Performance. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached; accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any domestic and foreign state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.12   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

Section 6.13   Submission to Jurisdiction. Each of the Seller and the Purchaser hereby irrevocably submits in any action, suit or proceeding arising out of this Agreement or any of the transactions contemplated hereby to the jurisdiction of any court of the State of Arizona located in the County of Maricopa. The parties hereto waive any and all objections to the laying of venue of any such litigation in such jurisdiction and agree not to plead or claim in any such litigation that such litigation has been brought in an inconvenient forum.

Section 6.14     Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES

ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.14.

Section 6.15     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns and are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 6.16     Recitals. The recitals are true and correct and incorporated herein by reference.

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SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

SELLER:

CLAYTON PATTERSON

By:	/s/ Clayton Patterson
Name: Clayton Patterson

PURCHASER:

UNITED CAPITAL CONSULTANTS INC.

By:	/s/ Clayton Patterson
Name: Clayton Patterson
Title: Chief Executive Officer